SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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OSI Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OSI PHARMACEUTICALS COMMENTS ON ASTELLAS’
SLATE OF DIRECTOR NOMINEES

MELVILLE, N.Y. — March 16, 2010 — OSI Pharmaceuticals, Inc. (NASDAQ: OSIP) (“OSI”) today commented on Astellas Pharma Inc.’s (“Astellas”) announcement that it has submitted a slate of 10 director nominees for election at OSI’s 2010 Annual Meeting of Stockholders:

OSI believes the Astellas director nominees’ only mandate is to support Astellas in acquiring OSI at an inadequate price.

As previously announced on March 15, 2010, the OSI Board of Directors, after careful review and consideration with the assistance of OSI’s management and outside legal and financial advisors, has unanimously rejected the unsolicited, conditional tender offer from Astellas to acquire all outstanding shares of OSI common stock for $52.00 per share in cash.  The OSI Board has instructed management, with the assistance of the Company’s financial advisors, to contact appropriate third parties in order to explore the availability of a transaction that reflects the full intrinsic value of the Company.

About OSI Pharmaceuticals

OSI Pharmaceuticals is committed to "shaping medicine and changing lives" by discovering, developing and commercializing high-quality, novel and differentiated targeted medicines designed to extend life and improve the quality of life for patients with cancer and diabetes/obesity. For additional information about OSI, please visit http://www.osip.com.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of proxy of any stockholder of OSI Pharmaceuticals, Inc. (“OSI”). OSI plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with its 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”).

In connection with the unsolicited tender offer commenced by Astellas, OSI has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC (as may be amended, the “Schedule 14D-9”). STOCKHOLDERS OF OSI ARE URGED TO READ THE PROXY STATEMENT FOR THE 2010 ANNUAL MEETING (WHEN IT BECOMES AVAILABLE), THE SCHEDULE 14D-9 AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Proxy Statement for the 2010 Annual Meeting (when available), the Schedule 14D-9 and other documents filed by OSI with the SEC through the website maintained by the SEC at http://www.sec.gov.  Stockholders may also obtain, without charge, a copy of the Schedule 14D-9 from MacKenzie Partners, Inc., OSI’s information agent, by calling 800-322-2885 toll free or by calling 212-929-5500 or by emailing osipharma@mackenziepartners.com.

OSI and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with its 2010 Annual Meeting. Information regarding OSI’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on February 28, 2010, and its proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2009. Detailed information regarding the names, affiliations and interests of individuals who may be deemed to be participants in the solicitation of proxies of OSI’s stockholders will also be included in OSI’s proxy statement for the 2010 Annual Meeting when it becomes available.

Forward Looking Statements

This news release contains forward-looking statements.  These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made.  Various factors may cause differences between current expectations and actual results, including risks and uncertainties associated with Astellas’ offer.  Other factors that might cause such a difference include, among others, OSI’s and its collaborators’ abilities to effectively market and sell Tarceva and to expand the approved indications for Tarceva, OSI’s ability to protect its intellectual property rights, safety concerns regarding Tarceva, competition to Tarceva and OSI’s drug candidates from other biotechnology and pharmaceutical companies, the completion of clinical trials, the effects of FDA and other governmental regulation, including pricing controls, OSI’s ability to successfully develop and commercialize drug candidates, and other factors described in OSI’s filings with the SEC.

Contacts:

Investors

Kathy Galante (investors/media)
OSI, Senior Director
631-962-2043

Mark Harnett / Amy Bilbija
MacKenzie Partners, Inc.
212-929-5500

Media

Joele Frank / Andy Brimmer / Eric Brielmann
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449